UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 #301

Wilmington, Delaware 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, VisionWave Holdings, Inc. (the “Company”) is a party to that certain Investment and Share Purchase Agreement, dated as of February 20, 2026, as amended by the First Amendment thereto, dated as of February 26, 2026 (the “First Amendment” and, as so amended, the “Share Purchase Agreement”), by and among the Company, Matania (Mati) Moskovich (the “Seller”) and, solely for purposes of acknowledgment and certain covenants therein, C.M. Composite Materials Ltd., an Israeli corporation (“C.M. Composite”). Pursuant to the First Amendment, (i) the Company’s obligation to consummate the purchase of the Purchased Shares and the other transactions contemplated by the Share Purchase Agreement is expressly conditioned upon the satisfaction (or waiver by the Company in its sole and absolute discretion) of the Belrise Condition, (ii) Section 2.3 of the Share Purchase Agreement provides that the closing of such transactions (the “Closing”) shall take place no later than June 30, 2026, or such later date as mutually agreed by the parties (the “Outside Closing Date”), and (iii) the Company is permitted to terminate the Share Purchase Agreement if the Belrise Condition has not been satisfied (or waived by the Company) on or before March 31, 2026 (the “Belrise Long-Stop Date”).

On July 28, 2026, the Company entered into a side letter (the “Side Letter”) with the Seller and C.M. Composite, pursuant to which the parties agreed to extend (i) the Belrise Long-Stop Date from March 31, 2026 to December 31, 2026, effective retroactively as of March 31, 2026, and (ii) the Outside Closing Date from June 30, 2026 to December 31, 2026, effective retroactively as of June 30, 2026. Accordingly, the Company is entitled to terminate the Share Purchase Agreement, without liability, if the Belrise Condition has not been satisfied (or waived by the Company in its sole and absolute discretion) on or before December 31, 2026, provided that the Company may not so terminate if it is then in material breach of its obligations under the Share Purchase Agreement, and the Closing shall take place no later than December 31, 2026 (or such later date as may be mutually agreed in writing by the parties); provided, that in no event shall the Closing occur unless and until the Belrise Condition has been satisfied (or waived by the Company in its sole and absolute discretion).

Under the Side Letter, each party acknowledged that no party has exercised, or shall be deemed to have exercised, any right of termination under the Share Purchase Agreement arising from the failure of the Belrise Condition to be satisfied on or before March 31, 2026 or the failure of the Closing to occur on or before June 30, 2026, and each party irrevocably waived any right to terminate the Share Purchase Agreement, and any claim, right or remedy, in each case solely to the extent arising from the passage of the original Belrise Long-Stop Date or the original Outside Closing Date prior to the date of the Side Letter. The Side Letter does not waive the Belrise Condition itself, which remains a condition precedent to the Company’s obligation to consummate the Closing. Except as expressly set forth in the Side Letter, the Share Purchase Agreement and each other agreement, instrument and document executed in connection therewith remain unmodified and in full force and effect.

The foregoing summary of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the satisfaction or waiver of the Belrise Condition, the expected timing of the Closing and the consummation of the transactions contemplated by the Share Purchase Agreement. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others, the risk that the Belrise Condition is not satisfied or waived, the risk that the Closing does not occur on the anticipated timeline or at all, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Side Letter, dated July 28, 2026, by and among VisionWave Holdings, Inc., Matania (Mati) Moskovich and C.M. Composite Materials Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2026

VISIONWAVE HOLDINGS, INC. By: /s/ Douglas Davis Name: Douglas Davis Title: Chief Executive Officer